EXHIBIT 99.1

Forterra Announces First Quarter 2019 Results

Highlights

•	Net sales ahead of last year supported by pricing gains in both segments

•	Income from operations increased by $9 million compared to first quarter 2018

•	Gross profit as a percent of net sales improved by 240 basis points

Irving, TX - GLOBE NEWSWIRE - May 6, 2019 - Forterra, Inc. (“Forterra” or “the Company”) (NASDAQ: FRTA), a leading manufacturer of water and drainage infrastructure pipe and products in the United States and Eastern Canada, today announced results for the quarter ended March 31, 2019.

CEO Commentary
Forterra CEO Jeff Bradley commented, “Our first quarter results were slightly ahead of our internal operating plan and represent a good start to the year. In both of our business segments, backlogs and pricing levels strengthened. Both segments realized higher gross profits as a percentage of net sales, and we remain focused on delivering further improvements in operating efficiencies and margins. Recent investments in plant productivity and inventory position us well to meet our customers' needs as we head into the busier portion of the construction season. As a result, we reiterate our full year expectations for net earnings and Adjusted EBITDA1."

First Quarter 2019 Consolidated Results
First quarter 2019 net sales were $291.9 million, compared to $290.0 million in the prior year quarter. Net loss for the quarter was $25.0 million, or $0.39 per share, compared to a net loss of $19.9 million, or $0.31 per share, in the prior year quarter. Excluding the gain from a divestiture transaction in first quarter 2018, net loss was flat. Adjusted EBITDA for the first quarter was up 23.2% to $19.9 million, compared to $16.22 million in the prior year quarter.

1 A reconciliation of non-GAAP financial measures, including EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin, to comparable GAAP financial measures is provided in the reconciliation of Non-GAAP measures section of this press release.
2 A reconciliation to the comparable historical calculation methodology is included in the Reconciliation of Non-GAAP measures section of this press release. All prior periods have been adjusted to reflect this change in methodology.

EXHIBIT 99.1

Drainage Pipe & Products (“Drainage”) - First Quarter 2019 Results
Drainage net sales increased to $163.7 million, compared to $155.6 million in the prior year quarter. Net sales grew by over 5% due to higher average selling prices for pipe and precast products that offset the impact of a decline in shipments due primarily to weather-related delays, most notably heavy rainfall in Texas, the Midwest and the Eastern U.S.

Drainage gross profit and gross profit margin were $31.4 million and 19.2%, compared to $26.4 million and 17.0%, respectively, in the prior year quarter. Drainage EBITDA and Adjusted EBITDA were $25.1 million and $26.5 million, respectively, compared to $21.2 million and $23.4 million, respectively, in the prior year quarter. The higher gross profit, gross profit margin, EBITDA and Adjusted EBITDA primarily reflect the benefit of higher average selling prices, cost controls from operational excellence initiatives and lower rent expense somewhat offset by higher input costs.

Water Pipe & Products (“Water”) - First Quarter 2019 Results
Water net sales decreased to $128.1 million, compared to $134.3 million in the prior year quarter, primarily due to lower volumes driven by heavy rains along both the east and west coasts - including record rainfall in California - that were partially offset by improvements in average selling prices.

Despite the decline in volumes, Water gross profit and gross profit margin in the first quarter increased to $10.7 million and 8.4%, respectively, compared to $8.1 million and 6.0%, respectively, in the prior year quarter. Water EBITDA and Adjusted EBITDA in the first quarter both increased to $8.7 million, compared to $6.9 million and $7.7 million, respectively, in the prior year quarter. The improvements in gross profit, gross profit margin, EBITDA and Adjusted EBITDA were driven by higher average selling prices, manufacturing efficiencies and the lost sales in the 2018 period due to the outage at our Bessemer facility, partially offset by raw material pricing increases and lower volumes.

EXHIBIT 99.1

Corporate and Other (“Corporate”) - First Quarter 2019 Results
Corporate EBITDA and Adjusted EBITDA loss of $17.1 million and $15.3 million, respectively, in the first quarter of 2019 compared to EBITDA and Adjusted EBITDA loss of $10.9 million and $15.0 million, respectively, in the prior year quarter. The year-over-year change in Corporate EBITDA was caused by a non-cash gain of $6.0 million related to a divestiture transaction in the first quarter of 2018.

Balance Sheet and Liquidity
As of March 31, 2019, we had cash of $8.2 million, outstanding debt on our senior term loan of $1.2 billion and a $42.0 million borrowing under our $300.0 million asset based revolving credit facility. Production will be managed to balance working capital needs, and as such we expect to draw further on our revolving credit facility through the second quarter to support our seasonal working capital requirements.

Financial Outlook
The Company continues to expect full year 2019 net loss will be in the range of $16 million to $38 million and Adjusted EBITDA in the range from $170 million to $200 million. Supporting this guidance, we anticipate further strengthening in public infrastructure spending, continued positive pricing trends and stabilizing input costs. We remain focused on executing commercial and operational initiatives geared toward improving operating margins and cash flow. In the second half, we expect to pay down our asset-based revolving credit facility, rebuild our cash position and make an expected $30 million to $85 million voluntary repayment on our term loan.

EXHIBIT 99.1

Drainage - Key Financial Statistics:

($ in millions)

	Q1 2019	Q1 2018

Net Sales	$163.7	$155.6
Gross Profit	31.4	26.4
EBITDA	25.1	21.2
Adjusted EBITDA	26.5	23.4
Gross Profit Margin	19.2%	17.0%
Adjusted EBITDA Margin	16.2%	15.0%

Water - Key Financial Statistics:

($ in millions)

	Q1 2019	Q1 2018

Net Sales	$128.1	$134.3
Gross Profit	10.7	8.1
EBITDA	8.7	6.9
Adjusted EBITDA	8.7	7.7
Gross Profit Margin	8.4%	6.0%
Adjusted EBITDA Margin	6.8%	5.7%

Conference Call and Webcast Information
Forterra will host a conference call to review first quarter 2019 results on May 7, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the call is 574-990-1396 or toll free 844-498-0572. The participant passcode is 7375814. Please dial in at least five minutes prior to the call to register. The call may also be accessed via a webcast which is available on the Investors section of the Company’s website at http://forterrabp.com. A replay of the conference call and archive of the webcast will be available for 30 days under the Investor section of the Company's website.

About Forterra
Forterra is a leading manufacturer of water and drainage pipe and products in the U.S. and Eastern Canada for a variety of water-related infrastructure applications, including water transmission, distribution, drainage and stormwater systems. Based in Irving, Texas, Forterra’s product breadth and significant scale help make it a one-stop shop for water related pipe and products, and a preferred supplier to a wide variety of customers, including contractors, distributors and municipalities. For more information on Forterra, visit http://forterrabp.com.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management's reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company's control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

EXHIBIT 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended
	March 31,
	2019	2018
	(unaudited)
Net sales	$291,858	$289,960
Cost of goods sold	250,053	255,595
Gross profit	41,805	34,365
Selling, general & administrative expenses	(51,391)	(51,862)
Impairment and exit charges	(231)	(1,445)
Other operating income, net	579	790
	(51,043)	(52,517)
Loss from operations	(9,238)	(18,152)

Other income (expense)
Interest expense	(24,665)	(13,308)
Earnings from equity method investee	1,567	1,849
Other income, net	—	6,016
Loss before income taxes	(32,336)	(23,595)
Income tax benefit	7,297	3,685
Net loss	$(25,039)	$(19,910)

Basic and Diluted loss per share:
Net loss	$(0.39)	$(0.31)

Weighted average common shares outstanding:
Basic and Diluted	64,004	63,838

EXHIBIT 99.1

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$8,175	$35,793
Receivables, net	206,283	198,468
Inventories	305,534	285,030
Other current assets	31,801	24,798
Total current assets	551,793	544,089
Non-current assets
Property, plant and equipment, net	496,741	492,167
Operating lease right-of-use assets	63,397	—
Goodwill	508,473	508,193
Intangible assets, net	178,450	183,789
Investment in equity method investee	50,674	50,607
Other long-term assets	2,389	14,407
Total assets	$1,851,917	$1,793,252

LIABILITIES AND EQUITY
Current liabilities
Trade payables	$118,379	$114,708
Accrued liabilities	59,798	70,236
Deferred revenue	8,948	9,138
Current portion of long-term debt	12,510	12,510
Current portion of tax receivable agreement	15,457	15,457
Total current liabilities	215,092	222,049
Non-current liabilities
Long term debt	1,214,659	1,176,095
Long-term finance lease liabilities	135,520	134,948
Long-term operating lease liabilities	58,420	—
Deferred tax liabilities	43,069	46,615
Deferred gain on sale-leaseback	—	9,338
Other long-term liabilities	18,315	22,667
Long-term tax receivable agreement	73,318	73,318
Total liabilities	1,758,393	1,685,030
Equity
Common stock, $0.001 par value, 190,000 shares authorized; 64,263 and 64,206 shares issued and outstanding	18	18
Additional paid-in-capital	236,434	234,931
Accumulated other comprehensive loss	(8,859)	(10,740)
Retained deficit	(134,069)	(115,987)
Total shareholders' equity	93,524	108,222
Total liabilities and shareholders' equity	$1,851,917	$1,793,252

EXHIBIT 99.1

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)
Net loss	$(25,039)	$(19,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization expense	24,392	27,412
(Gain) / loss on business divestiture	—	(6,016)
(Gain) / loss on disposal of property, plant and equipment	(53)	53
Amortization of debt discount and issuance costs	1,999	2,017
Stock-based compensation expense	1,529	1,154
Earnings from equity method investee	(1,567)	(1,849)
Distributions from equity method investee	1,500	—
Unrealized loss / (gain) on derivative instruments, net	2,092	(3,349)
Unrealized foreign currency gains, net	(260)	(187)
Provision (recoveries) for doubtful accounts	487	(614)
Deferred taxes	(5,927)	(8,644)
Deferred rent	—	585
Other non-cash items	387	457
Change in assets and liabilities:
Receivables, net	(8,145)	(3)
Inventories	(20,100)	(30,772)
Other current assets	(2,860)	2,870
Accounts payable and accrued liabilities	(12,447)	(7,980)
Other assets & liabilities	57	1,435
NET CASH USED IN OPERATING ACTIVITIES	(43,955)	(43,341)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment, and intangible assets	(22,949)	(9,273)
Proceeds from sale of fixed assets	174	—
Settlement of net investment hedges	—	(4,990)
Business combinations, net of cash acquired	—	10,055
NET CASH USED IN INVESTING ACTIVITIES	(22,775)	(4,208)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loans	(3,128)	(3,128)
Proceeds from revolver	42,000	—
Other financing activities	(183)	(136)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	38,689	(3,264)
Effect of exchange rate changes on cash	423	(366)
Net change in cash and cash equivalents	(27,618)	(51,179)
Cash and cash equivalents, beginning of period	35,793	104,534
Cash and cash equivalents, end of period	$8,175	$53,355

SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$18,987	$14,096
Income taxes paid	1,209	899
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING DISCLOSURES:
Assets and liabilities acquired in non-cash exchange	—	18,140
Fair value changes of derivatives recorded in OCI, net of tax	—	970
Leased assets obtained in exchange for new lease liabilities	1,609	—

EXHIBIT 99.1

Additional Statistics (unaudited)

Reconciliation of Non-GAAP Measures

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this earnings release we also present adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures and have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with GAAP. We calculate Adjusted EBITDA as the sum of net (loss), before interest expense, depreciation and amortization, income tax benefit and before (gains)/losses on the sale of property, plant and equipment, impairment and exit charges and certain other non-recurring income and expenses, such as transaction costs, inventory step-up impacting margin, non-cash compensation expense and pro-rate share of Adjusted EBITDA from equity method investee, minus earnings from equity method investee. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales. Prior period amounts have been adjusted to reflect the current period calculation of Adjusted EBITDA.

Adjusted EBITDA and adjusted EBITDA margin are presented in this earnings release because they are important metrics used by management as one of the means by which it assesses our financial performance. Adjusted EBITDA and adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA and adjusted EBITDA margin as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Adjusted EBITDA and adjusted EBITDA margin are also important measures for assessing our operating results and evaluating each operating segment’s performance on a consistent basis, by excluding the impacts of depreciation, amortization, income tax expense, interest expense and other items not indicative of ongoing operating performance. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations.

Adjusted EBITDA and adjusted EBITDA margin have certain limitations. Adjusted EBITDA should not be considered as an alternative to consolidated net income (loss), and in the case of our segment results, Adjusted EBITDA should not be considered an alternative to EBITDA, which the chief operating decision maker reviews for purposes of evaluating segment profit, or in the case of any of the non-GAAP measures, as a substitute for any other measure of financial performance calculated in accordance with GAAP. Similarly, adjusted EBITDA margin should not be considered as an alternative to gross margin or any other

EXHIBIT 99.1

margin calculated in accordance with GAAP. These measures also should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items for which these non-GAAP measures make adjustments. Additionally, adjusted EBITDA and adjusted EBITDA margin are not intended to be liquidity measures because of certain limitations such as: (i) they do not reflect our cash outlays for capital expenditures or future contractual commitments; (ii) they do not reflect changes in, or cash requirements for, working capital; (iii) they do not reflect interest expense, or the cash requirements necessary to service interest, or principal payments, on indebtedness; (iv) they do not reflect income tax expense or the cash necessary to pay income taxes; and (v) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

Other companies, including other companies in our industry, may not use such measures or may calculate one or more of the measures differently than as presented in this earnings release, limiting their usefulness as a comparative measure. In evaluating adjusted EBITDA and adjusted EBITDA margin, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments made in the calculations below and the presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to mean that our future results will be unaffected by such adjustments. Management compensates for these limitations by using adjusted EBITDA and adjusted EBITDA margin as supplemental financial metrics and in conjunction with results prepared in accordance with GAAP.

EXHIBIT 99.1

Reconciliation of net income (loss) to Adjusted EBITDA
(in thousands)

	Three months ended March 31,
	2019	2018
	(unaudited)
Net loss	$(25,039)	$(19,910)
Interest expense	24,665	13,308
Depreciation and amortization	24,392	27,412
Income tax benefit	(7,297)	(3,685)
EBITDA[1]	16,721	17,125
(Gain) loss on sale of property, plant & equipment, net[2]	(53)	53
Impairment and exit charges[3]	231	1,445
Transaction costs[4]	420	1,161
Inventory step-up impacting margin[5]	93	173
Non-cash compensation[6]	1,529	1,154
Other (gains) losses[7]	—	(5,976)
Earnings from equity method investee[8]	(1,567)	(1,849)
Pro-rata share of Adjusted EBITDA from equity method investee[9]	2,536	2,878
Adjusted EBITDA	$19,910	$16,164
Adjusted EBITDA margin	6.8%	5.6%
Gross profit	$41,805	$34,365
Gross profit margin	14.3%	11.9%

[1]	For purposes of evaluating segment profit, the Company's chief operating decision maker reviews EBITDA as a basis for making the decisions to allocate resources and assess performance.

[2]	(Gain) loss on sale of property, plant and equipment, primarily related to the disposition of manufacturing equipment.

[3]	Impairment or abandonment of long-lived assets and other exit charges.

[4]	Legal, valuation, accounting, advisory and other costs related to business combinations and other transactions.

[5]	Effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of business combinations.

[6]	Non-cash equity compensation expense.

[7]	Other (gains) or losses includes the non-cash gain on a divestiture transaction completed in January 2018.

[8]
Net income from Forterra's 50% ownership in the Concrete Pipe & Precast LLC ("CP&P") joint venture accounted for under the equity method of accounting. Prior period amounts have been adjusted to reflect the current period calculation of Adjusted EBITDA.

[9]
Adjusted EBITDA from Forterra's 50% ownership in the CP&P joint venture. Calculated as CP&P net income adjusted primarily to add back Forterra's pro-rata portion of CP&P's depreciation and amortization and interest expense. Prior period amounts have been adjusted to reflect the current period calculation of Adjusted EBITDA.

EXHIBIT 99.1

Reconciliation of segment EBITDA to segment Adjusted EBITDA
(in thousands)

Three months ended March 31, 2019	Drainage Pipe & Products	Water Pipe & Products	Corporate and Other	Total
EBITDA[1]	$25,066	$8,741	$(17,086)	$16,721
(Gain) loss on sale of property, plant & equipment, net[2]	(140)	87	—	(53)
Impairment and exit charges[3]	23	208	—	231
Transaction costs[4]	—	—	420	420
Inventory step-up impacting margin[5]	93	—	—	93
Non-cash compensation[6]	72	49	1,408	1,529
Other (gains) losses	401	(401)	—	—
Earnings from equity method investee[8]	(1,567)	—	—	(1,567)
Pro-rata share of Adjusted EBITDA from equity method investee [9]	2,536	—	—	2,536
Adjusted EBITDA	$26,484	$8,684	$(15,258)	$19,910
Adjusted EBITDA margin	16.2%	6.8%	NM	6.8%

Net sales	$163,734	$128,124	$—	$291,858
Gross Profit	31,433	10,735	(363)	41,805

Three months ended March 31, 2018	Drainage Pipe & Products	Water Pipe & Products	Corporate and Other	Total
EBITDA[1]	$21,159	$6,909	$(10,943)	$17,125
(Gain) loss on sale of property, plant & equipment, net[2]	(325)	378	—	53
Impairment and exit charges[3]	1,161	292	(8)	1,445
Transaction costs[4]	—	—	1,161	1,161
Inventory step-up impacting margin[5]	173	—	—	173
Non-cash compensation[6]	240	164	750	1,154
Other (gains) losses[7]	(16)	—	(5,960)	(5,976)
Earnings from equity method investee [8]	(1,849)	—	—	(1,849)
Pro-rata share of Adjusted EBITDA from equity method investee [9]	2,878	—	—	2,878
Adjusted EBITDA	$23,421	$7,743	$(15,000)	$16,164
Adjusted EBITDA margin	15.0%	5.8%	NM	5.6%

Net sales	$155,645	$134,313	$2	$289,960
Gross Profit	26,416	8,083	(134)	34,365

NM	Not meaningful

[1]	For purposes of evaluating segment profit, the Company's chief operating decision maker reviews EBITDA as a basis for making the decisions to allocate resources and assess performance.

[2]	(Gain) loss on sale of property, plant and equipment, primarily related to the disposition of manufacturing equipment.

[3]	Impairment or abandonment of long-lived assets and other exit charges.

[4]	Legal, valuation, accounting, advisory and other costs related to business combinations and other transactions.

[5]	Effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of business combinations.

[6]	Non-cash equity compensation expense.

[7]	Other (gains) or losses includes the non-cash gain on a divestiture transaction completed in January 2018.

[8]
Net income from Forterra's 50% ownership in the CP&P joint venture accounted for under the equity method of accounting. Prior period amounts have been adjusted to reflect the current period calculation of Adjusted EBITDA.

[9]
Adjusted EBITDA from Forterra's 50% ownership in the CP&P joint venture. Calculated as CP&P net income adjusted primarily to add back Forterra's pro-rata portion of CP&P's depreciation and amortization and interest expense. Prior period amounts have been adjusted to reflect the current period calculation of Adjusted EBITDA.

EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA Guidance for Full Year 2019
(in millions)

	Full Year 2019 Guidance
	Low	High
Net loss	$(38)	$(16)
Interest expense	90	92
Income tax benefit	10	16
Depreciation and amortization	104	104
Other EBITDA adjustments	4	4
Adjusted EBITDA	$170	$200

Source: Forterra, Inc.

Company Contact Information:
Charlie Brown
Executive Vice President and Chief Financial Officer
469-299-9113
IR@forterrabp.com